Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PHC, Inc.
Peabody, MA.

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No's. 333-2246, 333-41494, 333-76137 and 333-117146) and
Form S-8 (No's 333-102402 and 333-123842) of PHC, Inc. of our report dated August 23, 2005, relating to the consolidated financial statements as of June 30, 2005 and for each of the two years then ended, which appears in this form 10-K.






/s/  BDO Seidman, LLP
Boston, MA
October 10, 2006



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